Exhibit 99.1

Electronic Arts Reports Strong Q2 FY24 Results
Company exceeds expectations on the strength of EA SPORTS portfolio; Successfully launches
EA SPORTS FC 24

REDWOOD CITY, CA – November 1, 2023 – Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its second quarter ended September 30, 2023.

“We delivered a strong Q2 and successfully launched EA SPORTS FC, transforming one of the largest franchises in the world into a powerful, interactive platform for the future of football fandom,” said Andrew Wilson, CEO of EA. “Looking ahead, our incredible teams will continue to innovate and expand across our world-class IP, building experiences that entertain our massive online communities, celebrate fandom, and increase connection for our growing global player base.”

“EA SPORTS strength, driven by new releases and ongoing live services, delivered Q2 results ahead of expectations,” said Stuart Canfield, CFO of EA. “We remain focused on delivering for our growing player communities and building upon the momentum across our portfolio, while prioritizing investments that execute against our largest opportunities to drive long term growth.”

Selected Operating Highlights and Metrics1

•Net bookings2 for Q2 was $1.820 billion, up 4% year-over-year (up 5% in constant currency).
•Live services and other net bookings for Q2 was $1.129 billion, up 1% year-over-year (up 2% in constant currency). On a trailing twelve-month basis, live services were 73% of our business.
•EA SPORTS Madden NFL franchise outperformed Q2 expectations, delivering net bookings growth of 6% year-over-year.
•EA SPORTS global football franchise outperformed Q2 expectations driven by the continued strength of EA SPORTS FIFA 23 and demand for the release of EA SPORTS FC 24.
•EA SPORTS FC 24, within the first four weeks of global launch, had over 14.5 million active accounts.

Selected Financial Highlights and Metrics

•Net revenue was $1.914 billion for the quarter.
•Net cash provided by operating activities was $112 million for the quarter and $2.211 billion for the trailing twelve months.
•EA repurchased 2.6 million shares for $325 million during the quarter, bringing the total for the trailing twelve months to 10.5 million shares for $1.300 billion.

Dividend

EA has declared a quarterly cash dividend of $0.19 per share of the Company’s common stock. The dividend is payable on December 20, 2023 to shareholders of record as of the close of business on November 29, 2023.

Quarterly Financial Highlights

	Three Months Ended
	September 30,
	2023	2022
(in $ millions, except per share amounts)
Full game	621	602
Live services and other	1,293	1,302
Total net revenue	1,914	1,904

Net income	399	299
Diluted earnings per share*	1.47	1.07

Operating cash flow	112	(112)

Value of shares repurchased	325	325
Number of shares repurchased	2.6	2.6

Cash dividend paid	51	53

* Diluted earnings per share includes $0.34 from a one-time non-cash tax benefit.

The following GAAP-based financial data3 and tax rate of 19% was used internally by company management to adjust its GAAP results in order to assess EA’s operating results:

	Three Months Ended September 30, 2023
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Restructuring and related charges	Stock-based compensation
Total net revenue	1,914	—	(94)	—	—
Cost of revenue	456	(15)	—	—	(2)
Gross profit	1,458	15	(94)	—	2
Total operating expenses	1,081	(24)	—	—	(153)
Operating income	377	39	(94)	—	155
Interest and other income (expense), net	14	—	—	—	—
Income before provision for income taxes	391	39	(94)	—	155
Number of shares used in computation:
Diluted	272

Trailing Twelve Months Financial Highlights

	Twelve Months Ended
	September 30,
	2023	2022
(in $ millions)
Full game	2,058	1,997
Live services and other	5,535	5,288
Total net revenue	7,593	7,285

Net income	993	901

Operating cash flow	2,211	1,788

Value of shares repurchased	1,300	1,295
Number of shares repurchased	10.5	10.0

The following GAAP-based financial data3 and a tax rate of 19% was used internally by company management to adjust its GAAP results in order to assess EA’s operating results.

	Twelve Months Ended September 30, 2023
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Restructuring and related charges	Stock-based compensation
Total net revenue	7,593	—	93	—	—
Cost of revenue	1,840	(82)	—	—	(8)
Gross profit	5,753	82	93	—	8
Total operating expenses	4,370	(125)	—	(158)	(560)
Operating income	1,383	207	93	158	568
Interest and other income (expense), net	27	—	—	—	—
Income before provision for income taxes	1,410	207	93	158	568

Operating Metric

The following is a calculation of our total net bookings2 for the periods presented:

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022
(in $ millions)
Total net revenue	1,914	1,904	7,593	7,285
Change in deferred net revenue (online-enabled games)	(94)	(150)	93	96
Total net bookings	1,820	1,754	7,686	7,381

Business Outlook as of November 1, 2023

Fiscal Year 2024 Expectations – Ending March 31, 2024

Financial outlook metrics:
•Net revenue is expected to be approximately $7.300 billion to $7.700 billion.
◦No change in deferred net revenue (online-enabled games) is expected.
•Net income is expected to be approximately $1.118 billion to $1.273 billion.
•Diluted earnings per share is expected to be approximately $4.10 to $4.66.
•Operating cash flow is expected to be approximately $1.950 billion to $2.100 billion.
•The Company estimates a share count of 273 million for purposes of calculating fiscal year 2024 diluted earnings per share.

Operational outlook metric:
•Net bookings2 is expected to be approximately $7.300 billion to $7.700 billion.

In addition, the following outlook for GAAP-based financial data3 and long-term tax rate of 19% are used internally by EA to adjust GAAP expectations to assess EA’s operating results and plan for future periods:

	Twelve Months Ended March 31, 2024
		GAAP-Based Financial Data*
	GAAP Guidance Range	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Restructuring and related charges	Stock-based compensation
(in $ millions)
Total net revenue	7,300 to 7,700	—	—	—	—
Cost of revenue	1,670 to 1,750	(65)	—	—	(5)
Operating expense	4,213 to 4,333	(95)	—	(3)	(595)
Income before provision for income taxes	1,462 to 1,664	160	—	3	600
Net income	1,118 to 1,273
Number of shares used in computation:
Diluted shares	273
*The mid-point of the range has been used for purposes of presenting the reconciling items.

Third Quarter Fiscal Year 2024 Expectations – Ending December 31, 2023

Financial outlook metrics:
•Net revenue is expected to be approximately $1.825 billion to $2.025 billion.
◦Change in deferred net revenue (online-enabled games) is expected to be approximately $425 million.
•Net income is expected to be approximately $203 million to $275 million.
•Diluted earnings per share is expected to be approximately $0.75 to $1.01.
•The Company estimates a share count of 272 million for purposes of calculating third quarter fiscal 2024 diluted earnings per share.

Operational outlook metric:
•Net bookings2 is expected to be approximately $2.250 billion to $2.450 billion.

In addition, the following outlook for GAAP-based financial data3 and long-term tax rate of 19% are used internally by EA to adjust GAAP expectations to assess EA’s operating results and plan for future periods:

	Three Months Ended December 31, 2023
		GAAP-Based Financial Data*
	GAAP Guidance Range	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Restructuring and related charges	Stock-based compensation
(in $ millions)
Total net revenue	1,825 to 2,025	—	425	—	—
Cost of revenue	495 to 535	(15)	—	—	—
Operating expense	1,050 to 1,110	(25)	—	—	(155)
Income before provision for income taxes	286 to 387	40	425	—	155
Net income	203 to 275
Number of shares used in computation:
Diluted shares	272
*The mid-point of the range has been used for purposes of presenting the reconciling items.

Conference Call and Supporting Documents
Electronic Arts will host a conference call on November 1, 2023 at 2:00 pm PT (5:00 pm ET) to review its results for the second quarter ended September 30, 2023 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number (888) 330-2446 (domestic) or (240) 789-2732 (international), using the conference code 5939891 or via webcast at EA’s IR Website at http://ir.ea.com.

EA has posted a slide presentation with a financial model of EA’s historical results and guidance on EA’s IR Website. EA will also post the prepared remarks and a transcript from the conference call on EA’s IR Website.

A dial-in replay of the conference call will be available until November 15, 2023 at (800) 770-2030 (domestic) or (647) 362-9199 (international) using pin code 5939891. An audio webcast replay of the conference call will be available for one year on EA’s IR Website.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s expectations under the heading “Business Outlook as of November 1, 2023” and other information regarding EA's expectations contain forward-looking statements that are subject to change. Statements including words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms), “future” and similar expressions also identify forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s products and services; the Company’s ability to develop and support digital products and services, including managing online security and privacy; outages of our products, services and technological infrastructure; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; governmental regulations; the effectiveness of the Company’s sales and marketing programs; timely development and release of the Company’s products and services; the Company’s ability to realize the anticipated benefits of, and integrate, acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to develop and implement new technology; foreign currency exchange rate fluctuations; economic and geopolitical conditions; changes in our tax rates or tax laws; and other factors described in Part II, Item 1A of Electronic Arts’ latest Quarterly Report on Form 10-Q under the heading “Risk Factors”, as well as in other documents we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2023.

These forward-looking statements are current as of November 1, 2023. Electronic Arts assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended September 30, 2023.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers.

In fiscal year 2023, EA posted GAAP net revenue of approximately $7.4 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as EA SPORTS FC™, Battlefield™, Apex Legends™, The Sims™, EA SPORTS Madden NFL, Need for Speed™, Titanfall™, Plants vs. Zombies™ and EA SPORTS F1®. More information about EA is available at www.ea.com/news.

EA, EA SPORTS, EA SPORTS FC, Battlefield, Need for Speed, Apex Legends, The Sims, Titanfall, and Plants vs. Zombies are trademarks of Electronic Arts Inc. John Madden, NFL, FIFA and F1 are the property of their respective owners and used with permission.

For additional information, please contact:

Katie Burke	Erin Rheaume
Director, Investor Relations	Director, Financial Communications
650-628-7605	650-628-7978
katieburke@ea.com	erheaume@ea.com

1 For more information on constant currency, please refer to the earnings slides available on EA’s IR Website.

2 Net bookings is defined as the net amount of products and services sold digitally or sold-in physically in the period. Net bookings is calculated by adding total net revenue to the change in deferred net revenue for online-enabled games.

3 For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-K for the fiscal year ended March 31, 2023.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in $ millions, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,

	2023	2022	2023	2022
Net revenue	1,914	1,904	3,838	3,671
Cost of revenue	456	462	824	776
Gross profit	1,458	1,442	3,014	2,895
Operating expenses:
Research and development	602	565	1,198	1,137
Marketing and sales	280	233	509	467
General and administrative	173	174	336	341
Amortization and impairment of intangibles	24	43	49	82
Restructuring	2	—	3	—
Total operating expenses	1,081	1,015	2,095	2,027
Operating income	377	427	919	868
Interest and other income (expense), net	14	—	28	(5)
Income before provision for (benefit from) income taxes	391	427	947	863
Provision for (benefit from) income taxes	(8)	128	146	253
Net income	399	299	801	610
Earnings per share
Basic	1.47	1.08	2.94	2.19
Diluted	1.47	1.07	2.93	2.18
Number of shares used in computation
Basic	271	278	272	279
Diluted	272	279	273	280

Results (in $ millions, except per share data)
The following table reports the variance of the actuals versus our guidance provided on August 1, 2023 for the three months ended September 30, 2023 plus a comparison to the actuals for the three months ended September 30, 2022.

	Three Months Ended September 30,
	2023 Guidance (Mid-Point)		2023 Actuals	2022 Actuals
		Variance
Net revenue
Net revenue	1,875	39	1,914	1,904
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	(125)	31	(94)	(150)
Cost of revenue
Cost of revenue	440	16	456	462
GAAP-based financial data
Acquisition-related expenses	(15)	—	(15)	(39)
Stock-based compensation	—	(2)	(2)	(1)
Operating expenses
Operating expenses	1,115	(34)	1,081	1,015
GAAP-based financial data
Acquisition-related expenses	(25)	1	(24)	(43)
Restructuring and related charges	(10)	10	—	—
Stock-based compensation	(155)	2	(153)	(139)
Income before tax
Income before tax	324	67	391	427
GAAP-based financial data
Acquisition-related expenses	40	(1)	39	82
Change in deferred net revenue (online-enabled games)[1]	(125)	31	(94)	(150)
Restructuring and related charges	10	(10)	—	—
Stock-based compensation	155	—	155	140
Tax rate used for management reporting	19%		19%	19%
Earnings per share
Basic	0.81	0.66	1.47	1.08
Diluted	0.81	0.66	1.47	1.07
Number of shares used in computation
Basic	272	(1)	271	278
Diluted	273	(1)	272	279

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily         equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in $ millions)

	September 30, 2023	March 31, 2023[2]
ASSETS
Current assets:
Cash and cash equivalents	1,946	2,424
Short-term investments	359	343
Receivables, net	1,047	684
Other current assets	492	518
Total current assets	3,844	3,969
Property and equipment, net	542	549
Goodwill	5,378	5,380
Acquisition-related intangibles, net	538	618
Deferred income taxes, net	2,353	2,462
Other assets	484	481
TOTAL ASSETS	13,139	13,459

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	152	99
Accrued and other current liabilities	1,138	1,285
Deferred net revenue (online-enabled games)	1,498	1,901
Total current liabilities	2,788	3,285
Senior notes, net	1,881	1,880
Income tax obligations	458	607
Deferred income taxes, net	1	1
Other liabilities	436	393
Total liabilities	5,564	6,166

Stockholders’ equity:
Common stock	3	3
Retained earnings	7,606	7,357
Accumulated other comprehensive loss	(34)	(67)
Total stockholders’ equity	7,575	7,293
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	13,139	13,459

2Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in $ millions)

	Three Months Ended September 30,		Six Months Ended September 30,
	2023	2022	2023	2022
OPERATING ACTIVITIES
Net income	399	299	801	610
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, amortization, accretion and impairment	85	127	173	241
Stock-based compensation	155	140	285	265
Change in assets and liabilities
Receivables, net	(534)	(346)	(367)	(276)
Other assets	(22)	(10)	74	(25)
Accounts payable	75	69	57	53
Accrued and other liabilities	(165)	(164)	(257)	(269)
Deferred income taxes, net	201	(70)	108	(156)
Deferred net revenue (online-enabled games)	(82)	(157)	(403)	(633)
Net cash provided by (used in) operating activities	112	(112)	471	(190)

INVESTING ACTIVITIES
Capital expenditures	(51)	(53)	(96)	(112)
Proceeds from maturities and sales of short-term investments	151	79	302	166
Purchase of short-term investments	(163)	(80)	(313)	(173)
Net cash used in investing activities	(63)	(54)	(107)	(119)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	40	43	40	44
Cash dividends paid	(51)	(53)	(103)	(106)
Cash paid to taxing authorities for shares withheld from employees	(15)	(13)	(120)	(117)
Repurchase and retirement of common stock	(325)	(325)	(650)	(645)
Net cash used in financing activities	(351)	(348)	(833)	(824)

Effect of foreign exchange on cash and cash equivalents	(11)	(29)	(9)	(60)
Change in cash and cash equivalents	(313)	(543)	(478)	(1,193)
Beginning cash and cash equivalents	2,259	2,082	2,424	2,732
Ending cash and cash equivalents	1,946	1,539	1,946	1,539

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions, except per share data)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY23	FY23	FY23	FY24	FY24	Change
Net revenue
Net revenue	1,904	1,881	1,874	1,924	1,914	1%
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	(150)	461	72	(346)	(94)
Gross profit
Gross profit	1,442	1,313	1,426	1,556	1,458	1%
Gross profit (as a % of net revenue)	76%	70%	76%	81%	76%
GAAP-based financial data
Acquisition-related expenses	39	26	25	16	15
Change in deferred net revenue (online-enabled games)[1]	(150)	461	72	(346)	(94)
Stock-based compensation	1	2	2	2	2
Operating income
Operating income	427	289	175	542	377	(12%)
Operating income (as a % of net revenue)	22%	15%	9%	28%	20%
GAAP-based financial data
Acquisition-related expenses	82	76	51	41	39
Change in deferred net revenue (online-enabled games)[1]	(150)	461	72	(346)	(94)
Restructuring and related charges	—	—	155	3	—
Stock-based compensation	140	141	142	130	155
Net income (loss)
Net income (loss)	299	204	(12)	402	399	33%
Net income (loss) (as a % of net revenue)	16%	11%	(1%)	21%	21%
GAAP-based financial data
Acquisition-related expenses	82	76	51	41	39
Change in deferred net revenue (online-enabled games)[1]	(150)	461	72	(346)	(94)
Restructuring and related charges	—	—	155	3	—
Stock-based compensation	140	141	142	130	155
Tax rate used for management reporting	19%	19%	19%	19%	19%
Diluted earnings (loss) per share	1.07	0.73	(0.04)	1.47	1.47	37%
Number of shares used in computation
Basic	278	276	274	272	271
Diluted	279	278	274	274	272
Anti-dilutive shares excluded for loss position[3]	—	—	1	—	—

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

3 Diluted earnings per share reflects the potential dilution from common shares (calculated using the treasury stock method), issuable through stock-based compensation plans. When the company incurs a loss, shares issuable though stock-based compensation plans are excluded from the diluted loss per share calculation as inclusion would be anti-dilutive.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY23	FY23	FY23	FY24	FY24	Change
QUARTERLY NET REVENUE PRESENTATIONS
Net revenue by composition
Full game downloads	328	423	274	301	346	5%
Packaged goods	274	199	98	142	275	—
Full game	602	622	372	443	621	3%
Live services and other	1,302	1,259	1,502	1,481	1,293	(1%)
Total net revenue	1,904	1,881	1,874	1,924	1,914	1%
Full game	32%	33%	20%	23%	32%
Live services and other	68%	67%	80%	77%	68%
Total net revenue %	100%	100%	100%	100%	100%
GAAP-based financial data
Full game downloads	17	45	(24)	(21)	24
Packaged goods	16	20	(24)	(21)	46
Full game	33	65	(48)	(42)	70
Live services and other	(183)	396	120	(304)	(164)
Total change in deferred net revenue (online-enabled games) by composition[1]	(150)	461	72	(346)	(94)

Net revenue by platform
Console	1,161	1,152	1,088	1,167	1,187	2%
PC & Other	423	435	469	451	423	—
Mobile	320	294	317	306	304	(5%)
Total net revenue	1,904	1,881	1,874	1,924	1,914	1%
GAAP-based financial data
Console	(134)	423	11	(266)	(35)
PC & Other	8	29	47	(77)	(34)
Mobile	(24)	9	14	(3)	(25)
Total change in deferred net revenue (online-enabled games) by platform[1]	(150)	461	72	(346)	(94)

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY23	FY23	FY23	FY24	FY24	Change
CASH FLOW DATA
Operating cash flow	(112)	1,123	617	359	112	200%
Operating cash flow - TTM	1,788	1,377	1,550	1,987	2,211	24%
Capital expenditures	53	48	47	45	51	(4%)
Capital expenditures - TTM	213	213	207	193	191	(10%)
Repurchase and retirement of common stock	325	325	325	325	325	—
Cash dividends paid	53	52	52	52	51	(4%)
DEPRECIATION
Depreciation expense	45	46	58	49	49	9%
BALANCE SHEET DATA
Cash and cash equivalents	1,539	2,202	2,424	2,259	1,946
Short-term investments	335	351	343	343	359
Cash and cash equivalents, and short-term investments	1,874	2,553	2,767	2,602	2,305	23%
Receivables, net	919	836	684	517	1,047	14%
STOCK-BASED COMPENSATION
Cost of revenue	1	2	2	2	2
Research and development	95	95	96	93	113
Marketing and sales	16	15	15	11	13
General and administrative	28	29	29	24	27
Total stock-based compensation	140	141	142	130	155
RESTRUCTURING AND RELATED CHARGES
Restructuring	—	—	111	1	2
Office space reductions	—	—	44	2	(2)
Total restructuring and related charges	—	—	155	3	—